EXHIBIT 99.2

Notice of Proposed Settlement

BRIAN J. ROBBINS (190264)
CRAIG W. SMITH (164886)
JENNY L. DIXON (192638)
GINA STASSI (261263)
600 B Street, Suite 1900
San Diego, CA 92101
Telephone: (619) 525-3990
Facsimile: (619) 525-3991

Attorneys for Plaintiff Joseph Oriente

SUPERIOR COURT OF THE STATE OF CALIFORNIA

COUNTY OF SAN MATEO

JOSEPH ORIENTE, Derivatively on Behalf		) Case No. CIV528121
of GERON CORPORATION,		)
) (Consolidated with Case No. CIV 535151)
	Plaintiff,	)
v.		)
) NOTICE OF PROPOSED SETTLEMENT
JOHN A. SCARLETT, OLIVIA K.		)
BLOOM, KARIN EASTHAM, V. BRYAN		)
LAWLIS, DANIEL M. BRADBURY,		)
THOMAS HOFSTAETTER, ROBERT J.		)
SPIEGEL, HOYOUNG HUH, SUSAN M.		)
MOLINEAUX, and DOES 1-25, inclusive,		)
)
	Defendants,	)
-and-		)
)
GERON CORPORATION, a Delaware		)
corporation,		)
)
Nominal Defendant.		) Date Action Filed: April 21, 2014
)

NOTICE OF PROPOSED SETTLEMENT

TO:	ALL RECORD SHAREHOLDERS OF THE COMMON STOCK OF GERON CORPORATION ("GERON" OR THE "COMPANY") BETWEEN LATE 2011 AND EARLY 2014 (THE "RELEVANT TIME PERIOD") AND/OR AS OF JULY 22, 2016 ("APPLICABLE GERON SHAREHOLDERS").

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF SHAREHOLDERS DERIVATIVE LITIGATION (THE "ACTION") AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD GERON COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE ACTIONS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

YOU ARE HEREBY NOTIFIED, pursuant to an Order of the California Superior Court for the County of San Mateo (the "Court"), that a proposed Settlement has been reached between the Parties to the following shareholder derivative actions brought on behalf of Geron: (i) Oriente v. Scarlett, Lead Case No. Civ 528121 and consolidated with Cavel v. Scarlett, et al., Case No. Civ 535151 ("State Derivative Action"); and (ii) DiLaura v. Scarlett et al., Case No. 3:15-cv-02989-CRB and Haddock v. Scarlett et al., Case No. 3:15-cv-03007-CRB ("Federal Derivative Action") (collectively "Derivative Actions").

As explained below, on November 18, 2016, at 9:30 a.m., the Court will hold a hearing (the "Settlement Hearing") to determine: (i) whether the terms of the Settlement are fair, reasonable and adequate and should be approved; (ii) whether a final judgment should be entered; (iii) whether the Court should award the requested attorneys' fees and reimbursement of expenses for Plaintiffs' Counsel and a service award to Plaintiffs; and (iv) such other matters as may be necessary or proper under the circumstances.

NOTICE OF PROPOSED SETTLEMENT

The terms of the Settlement are set forth in the Amended Stipulation of Settlement dated August 18, 2016 (the "Stipulation"). The Settlement provides for corporate governance reforms that are designed to strengthen the Company's internal controls and protect the Company going forward. If approved by the Court, the Settlement will fully resolve the Derivative Actions on the terms set forth in the Stipulation and summarized in this notice, including the dismissal of the Derivative Actions with prejudice. For a more detailed statement of the matters involved in the Derivative Actions, the Settlement, and the terms discussed in this notice, the Stipulation may be inspected at the Clerk of Court's office at the San Mateo Superior Courthouse, Hall of Justice, First Floor, Room A, 400 County Center, Redwood City, California 94063-1655. The Stipulation is also available for viewing on the websites of Robbins Arroyo LLP at http://www.robbinsarroyo.com/notices.html, the Shuman Law Firm at http://www.shumanlawfirm.com/notices/notices.html and Geron at http://ir.geron.com/phoenix.zhtml?c=67323&p=irol-sec.

This notice is not intended to be an expression of any opinion by the Court with respect to the merits of the claims made in the Derivative Actions, but is merely to advise you of the pendency and Settlement of the Derivative Actions.

There Is No Claims Procedure. This case was brought to protect the interests of Geron and its shareholders. The Settlement will result in changes to the Company's corporate governance, not in payment to individuals, and accordingly, there will be no claims procedure.

I. THE DERIVATIVE ACTIONS

The Derivative Actions are brought by Plaintiffs solely on behalf of and for the benefit of Geron and against the Individual Defendants. Plaintiffs generally allege, among other things, that the Individual Defendants breached their fiduciary duties, wasted corporate assets, and were unjustly enriched in connection with allegedly improper statements regarding the purported efficacy and safety of the Company's investigational new drug candidate, imetelstat.

The Company and certain of its current and former officers were also sued for violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and U.S. Securities and Exchange Commission ("SEC") Rule 10b-5 promulgated thereunder for allegedly making false and misleading statements regarding imetelstat. The consolidated federal securities class action, captioned In re: Geron Corporation Securities Litigation, Case No. 3:14-cv-01224-CRB (the "Securities Class Action"), is currently pending before the Honorable Charles R. Breyer in the United States District Court for the Northern District of California. This Stipulation and the Settlement do not involve the Securities Class Action.

NOTICE OF PROPOSED SETTLEMENT

Discovery generated in the related Securities Class Action is being provided to Plaintiffs in the Derivative Actions, subject to a confidentiality agreement. Defendants have provided and Plaintiffs have reviewed the first production set, which includes, inter alia: formal communications with the U.S. Food and Drug Administration ("FDA") regarding Geron's phase 2 clinical trial of imetelstat in patients with essential thrombocythemia ("ET") or polycythemia vera ("PV") (the "Phase 2 ET/PV Trial"), certain liver function test ("LFT") results observed in the Phase 2 ET/PV Trial, and the imposition and subsequent lifting of the clinical hold; formal communications from Geron to Phase 2 ET/PV Trial study sites and investigators regarding the LFT results; formal reports and minutes of meetings of the panel of liver experts that evaluated the LFT results; and the summary of the LFT results and FDA response letter-brief submitted by Geron to the FDA. Defendants also have provided and Plaintiffs have reviewed Board minutes and other Board materials concerning the Phase 2 ET/PV Trial during the Relevant Time Period.

On August 7, 2015, Plaintiff Oriente and Federal Plaintiffs served a settlement demand, proposing, among other things, comprehensive corporate governance reforms designed to address Defendants' alleged breach of fiduciary duties, as well as structural reforms designed to improve the independence and rigor of Board and committee oversight of core operations. In August and September, the parties, through their counsel, discussed whether it was appropriate to mediate this matter concurrent with the Securities Class Action mediation scheduled for November 2, 2015. The parties deferred a decision on mediation until further progress could be made on the terms of any potential derivative settlement.

On September 23, 2015, Defendants provided a response to the August 7 settlement demand. The Settling Parties, through their counsel, discussed Defendants' response telephonically on September 29, 2015, and again on September 30, 2015. In response to queries from Plaintiff Oriente and Federal Plaintiffs, on October 1, 2015, Defendants provided relevant public and internal information to facilitate further discussions. Based on this information, counsel for Plaintiff Oriente and Federal Plaintiffs drafted revised corporate governance proposals, which they circulated to Defendants on October 7, 2015.

NOTICE OF PROPOSED SETTLEMENT

On October 14, 2015, counsel for Plaintiff Oriente, Federal Plaintiffs, and Defendants continued settlement discussions telephonically and, on October 22, 2015, Defendants provided their written response to the revised corporate governance proposals. The following day, Plaintiff Oriente and Federal Plaintiffs provided written comments to Defendants and all counsel subsequently convened to discuss on October 28, 2015. Defendants submitted their response on October 29, 2015 and, given the status of the settlement discussions, determined that Plaintiff Oriente and Federal Plaintiffs would not participate in the November 2, 2015 mediation of the Securities Class Action. Negotiations continued throughout November and into December, with the Settling Parties exchanging additional written settlement proposals.

On December 15, 2015, the Settling Parties reached an agreement on the essential terms of an agreement-in-principle to resolve the Derivative Actions. Thereafter, Defendants produced and Plaintiffs reviewed and analyzed the first batch of documents produced in the related Securities Class Action, including non-public information provided by Geron to the FDA related to Geron's IND application, the clinical hold issued by the FDA and the Company's response thereto. Defendants also produced and Plaintiffs reviewed related Board materials.

As a result of the Derivative Actions and settlement reflected in the Stipulation (the "Settlement"), Geron will implement certain corporate governance reforms designed to strengthen the Company's internal controls and systems, particularly the Company's internal control over disclosure procedures for drug approval, manufacturing and marketing efforts (to the extent applicable), and material communications with regulators (the "Corporate Governance Reforms").

NOTICE OF PROPOSED SETTLEMENT

II. TERMS OF SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation.

As a direct result of the filing, prosecution, and settlement of the Derivative Actions, Geron has agreed to adopt, implement and ensure adherence to the Corporate Governance Reforms set forth below. These Corporate Governance Reforms constitute the consideration for the Settlement, and Geron acknowledges and agrees that Plaintiffs' prosecution of the Derivative Actions was a substantial factor in Geron's decision to adopt, implement, and maintain the Reforms. Geron also acknowledges and agrees that the Settlement confers substantial benefits upon Geron and its shareholders.

For example, the Corporate Governance Reforms include measures that: (i) create a management-level Disclosure Committee tasked with maintaining and overseeing disclosure controls and procedures designed to ensure the accuracy of statements relating to quarterly earnings or material developments under collaboration and license agreements, reviewing public statements, and if necessary, recommending corrections or clarifications, reporting at least quarterly to the Audit Committee and/or full Board, and ensuring that the Company's disclosures are accurate and complete and fairly present the Company's financials and business prospects; (ii) strengthen Audit Committee procedures and supervision, and broaden its mandate to include detailed oversight of the Company's disclosure controls, financial performance, insider trading program, and handling of and responses to whistleblower complaints; (iii) mandate an information flow to the Board to ensure that the Board is informed of all material communications with the FDA and material developments under collaboration and license agreements; (iv) amend Geron's Corporate Governance Guidelines to require the appointment of a Lead Independent Director if the Board appoints a Chairperson of the Board who does not qualify as an independent director under The NASDAQ Stock Market LLC Listing Requirements; (v) implement a mandatory director education program; (vi) enhance Geron's insider trading compliance program to require (a) the publication of the terms of the program, (b) the appointment of a trading compliance officer, (c) a window for insiders and pre-approval of all stock sales by Section 16 officers and directors and Rule 10b5-1 trading plans, and (d) tasking the Audit Committee with oversight of Geron's insider trading compliance program; and (vii) enhance the Company's handling of whistleblower complaints through the engagement of a third-party supplier to provide and monitor a whistleblower hotline. See Exhibit A to the Stipulation.

NOTICE OF PROPOSED SETTLEMENT

The Corporate Governance Reforms shall be maintained for a minimum of three years from the date they are implemented, respectively, unless abrogated by law.

This Notice provides a summary of the Corporate Governance Reforms that Geron has agreed to adopt as consideration for the Settlement. For a complete description of all of the Corporate Governance Reforms, please see the Stipulation.

III. DISMISSAL AND RELEASES

The Settlement is conditioned, among other things, upon: (i) entry of an order by the Court approving the Settlement and dismissing the State Derivative Action with prejudice; and (ii) entry of an order by the Federal Court dismissing the Federal Derivative Action with prejudice. The Settlement will not become effective until such dismissals have been entered and have become final and non-appealable (the "Effective Date").

Upon the Effective Date, Plaintiffs, all other Applicable Geron Shareholders, Plaintiffs' Counsel, and Geron shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged the Released Claims (including Unknown Claims) against Geron, the Individual Defendants, and their Related Persons.

Further, upon the Effective Date, Geron, the Individual Defendants, and their Related Persons shall be deemed to have, and by operation of the Judgment shall have fully, finally, and forever released, relinquished, and discharged Plaintiffs, Plaintiffs' Counsel, and Geron from all claims (including Unknown Claims), arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Derivative Actions or the Released Claims.

These releases, however, shall not in any way impair or restrict the rights of any Settling Party to enforce the terms of the Stipulation or the Judgment. In addition, nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of Defendants against their insurers, or their insurers' subsidiaries, predecessors, successors, assigns, affiliates, or representatives, including, but not limited to, any rights or claims of Defendants under any directors' and officers' liability insurance or other applicable insurance coverage maintained by the Company. Likewise, nothing in the Stipulation constitutes or reflects a waiver or release of any rights or claims of the Individual Defendants relating in any way to indemnification, whether under any written indemnification or advancement agreement, or under the Company's charter, by-laws, or under applicable law.

NOTICE OF PROPOSED SETTLEMENT

IV. PLAINTIFFS' ATTORNEYS' FEES AND EXPENSES

After negotiating the Corporate Governance Reforms, Plaintiffs' Counsel and counsel for Defendants separately negotiated the attorneys' fees and expenses to be paid to Plaintiff's Counsel. With the assistance of mediator Michelle Yoshida of Phillips ADR, as a result of these negotiations, and in light of the substantial benefits conferred upon Geron and its shareholders by the Settlement and Plaintiffs' Counsel's efforts, Geron's Board has agreed and shall instruct Geron's and the Individual Defendants' insurers to pay $950,000 for Plaintiffs' attorneys' fees and expenses, subject to court approval (the "Fee and Expense Amount"). Plaintiffs' Counsel shall request approval by the Court of the Fee and Expense Amount at the Settlement Hearing. To date, Plaintiffs' Counsel have neither received any payment for their services in conducting the Derivative Actions, nor have Plaintiffs' Counsel been reimbursed for their out-of-pocket litigation expenses incurred. Plaintiffs' Counsel believe that the Fee and Expense Amount is within the range of fees and expenses awarded to plaintiffs' counsel under similar circumstances in litigation of this type.

Plaintiffs may also apply for Court approval of service awards in the amount of $3,500 for each Plaintiff (the "Service Awards"), in light of the benefits they have helped to create for Geron and Applicable Geron Shareholders. The Service Awards, to the extent that they are applied for and approved by the Court in whole or in part, shall be funded solely from the Fee and Expense Amount to Plaintiffs' Counsel and any application for the Service Awards shall not increase the amount of the Fee and Expense Amount.

NOTICE OF PROPOSED SETTLEMENT

V. REASONS FOR THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of the Plaintiffs, Individual Defendants, Geron and its shareholders.

A. Why Did Plaintiffs Agree to Settle?

Plaintiffs believe that the Derivative Actions have substantial merit, and Plaintiffs' entry into the Stipulation and this Settlement is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Derivative Actions. Plaintiffs and their counsel also acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Actions against the Defendants through trial and through possible appeals. Plaintiffs' Counsel have also taken into account the substantial risks, costs, and delays involved in complex shareholder derivative litigation, generally, as well as the unique challenges presented by the Derivative Actions, including establishing that demand on the Board would be futile and the exculpation and indemnification rights afforded the director Defendants pursuant to Delaware General Corporate Law §102(b)(7).

Based on Plaintiffs' Counsel's thorough review and analysis of the relevant facts and the circumstances, allegations, defenses, and controlling legal principles, Plaintiffs' Counsel have determined that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Geron and its shareholders. Based on their evaluation, Plaintiffs and their counsel believe that the Settlement is in the best interests of Geron and its shareholders and have agreed to settle the Derivative Actions upon the terms and subject to the conditions set forth herein.

B. Why Did the Defendants Agree to Settle?

Defendants have denied and continue to deny each and all of the claims, contentions, and allegations made against them or that could have been made against them in the Derivative Actions, and believe the Derivative Actions have no merit. The Individual Defendants expressly assert that they have satisfied their fiduciary duties and have acted in good faith and in the best interest of Geron and its shareholders at all relevant times. Nevertheless, Defendants have determined that it is desirable and beneficial that the Derivative Actions be settled in the manner and upon the terms and conditions set forth in the Stipulation because, among other things, it will allow the Company to conclude this litigation on terms that are just and reasonable, including the adoption and maintenance of the Corporate Governance Reforms. Further, Geron, through its Board, believes that the Settlement provides benefits to the Company and its shareholders and that it is fair, reasonable, and adequate, and in the best interests of Geron and its shareholders.

NOTICE OF PROPOSED SETTLEMENT

VI. THE SETTLEMENT HEARING AND YOUR RIGHT TO BE HEARD

On November 18, 2016, at 9:30 a.m., the Court will hold the Settlement Hearing before the Honorable Marie Weiner, Department 2, in the Superior Court of the State of California, San Mateo County, located at Courtroom 2E, 400 County Center, Redwood City, CA 94063-1655. The Settlement Hearing may be continued by the Court without further notice.

At the Settlement Hearing, the Court will consider whether the terms of the Settlement are fair, reasonable and adequate and thus should be finally approved, whether the Fee and Expense Amount should be approved, whether the Service Awards should be approved, and whether the State Derivative Action should be dismissed with prejudice pursuant to the Stipulation.

You have the right, but are not required, to appear in person or through counsel at the Settlement Hearing to object to the terms of the proposed Settlement or otherwise present evidence or argument that may be proper and relevant. However, no Applicable Geron Shareholders shall be heard or entitled to contest the approval of the proposed Settlement, or, if approved, the Judgment to be entered hereon, unless that Applicable Geron Shareholder has, at least fourteen (14) calendar days prior to the Settlement Hearing, filed with the Clerk of the Court a written objection to the Settlement setting forth: (i) a written notice of objection with the Person's name, address, and telephone number, along with a representation as to whether such Person intends to appear at the Settlement Hearing; (ii) competent evidence that such Person held shares of Geron common stock within the Relevant Time Period and/or as of July 22, 2016; (iii) a statement of objections to any matters before the Court, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; and (iv) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony.

NOTICE OF PROPOSED SETTLEMENT

YOUR WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN November 4, 2016. The Court Clerk's address is:

Clerk of the Court SUPERIOR COURT OF THE STATE OF CALIFORNIA COUNTY OF SAN MATEO Hall of Justice, First Floor, Room A 400 County Center Redwood City, CA 94063-1655

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO PLAINTIFFS' COUNSEL AND COUNSEL FOR GERON SO THEY ARE RECEIVED NO LATER THAN November 4, 2016. Counsel's addresses are:

Counsel for Plaintiffs

Craig W. Smith
ROBBINS ARROYO LLP
600 B Street, Suite 1900
San Diego, CA 92101

Counsel for Nominal Defendant Geron

Ryan E. Blair
COOLEY LLP
4401 Eastgate Mall
San Diego, CA 92121

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to Plaintiffs' Counsel and counsel for Geron.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.

NOTICE OF PROPOSED SETTLEMENT

VII. HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Stipulation. It is not a complete statement of the events of the Derivative Actions or the Stipulation.

There is additional information concerning the Settlement available in the Stipulation, which may be viewed on the websites of Robbins Arroyo LLP at http://www.robbinsarroyo.com/notices.html, The Shuman Law Firm at http://www.shumanlawfirm.com/notices/notices.html and Geron at http://ir.geron.com/phoenix.zhtml?c=67323&p=irol-sec. You may also inspect the Stipulation during business hours at the office of the Clerk of the Court for the County of San Mateo, Hall of Justice, First Floor, Room A, 400 County Center, Redwood City, California 94063-1655. However, you must appear in person to inspect these documents. The Clerk's office will not mail copies to you.

For more information concerning the Settlement, you may also call or write to: Robbins Arroyo LLP, c/o Darnell Donahue, Client Relations, 600 B Street, Suite 1900, San Diego, California 92101, Telephone: (619) 525-3990.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK'S OFFICE.

DATED August 19, 2016	BY ORDER OF THE COURT
SUPERIOR COURT OF CALIFORNIA
COUNTY OF SAN MATEO

NOTICE OF PROPOSED SETTLEMENT